                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            THE B.F.GOODRICH COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:
               Not Applicable

  (2) Aggregate number of securities to which transaction applies:
               Not Applicable

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

  (4) Proposed maximum aggregate value of transaction:
               Not Applicable

  (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
               Not Applicable

  (2) Form, Schedule or Registration Statement No.:
               Not Applicable

  (3) Filing Party:
               Not Applicable

  (4) Date Filed:
               Not Applicable

        BFGOODRICH
--------------------------------------------------------------------------------

        NOTICE  OF

        1996

        ANNUAL  MEETING

        OF  SHAREHOLDERS

        AND

        PROXY  STATEMENT

THE BFGOODRICH COMPANY

 3925 Embassy Parkway
 Akron, Ohio
 44333-1799

 NOTICE TO
SHAREHOLDERS

  THE ANNUAL MEETING OF SHAREHOLDERS of The B.F.Goodrich Company, a New York corporation, will be held in the Knickerbocker Suite, on the third floor of The New York Helmsley Hotel, 212 East 42nd Street, New York, New York on April 15, 1996, at 10:30 A.M. for the following purposes:

  1. To elect thirteen Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

  2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Independent Auditors for the Company for the year 1996.

  3. To consider and act upon a management proposal to reauthorize the Company's Stock Option Plan.

  4. To transact such other business as may properly come before the meeting.

  Information with respect to the above matters is set forth in the Proxy Statement which accompanies this Notice.

  The Board of Directors has fixed February 26, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

  A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors of the Company from holders of Common Stock. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

  IT IS IMPORTANT THAT EVERY SHAREHOLDER BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES OWNED. TO MINIMIZE EXPENSE ASSOCIATED WITH COLLECTING PROXIES, PLEASE EXECUTE AND RETURN YOUR PROXY PROMPTLY.

Dated February 29, 1996                       By Order of the Board of Directors
                                                   Nicholas J. Calise, Secretary

                             THE BFGOODRICH COMPANY

                                PROXY STATEMENT

  THE ACCOMPANYING PROXY, WHICH MAY BE REVOKED BY THE SHAREHOLDER GIVING IT, IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The Annual Meeting of Shareholders of The B.F.Goodrich Company will be held in the Knickerbocker Suite, on the third floor of The New York Helmsley Hotel, 212 East 42nd Street, New York, New York on April 15, 1996. All shareholders of record of Common Stock at the close of business on February 26, 1996 will be entitled to notice of and to vote at the meeting. There were 26,386,636 shares outstanding on such date, and each share is entitled to one vote. There are no cumulative voting rights. All of the shares represented by proxies submitted by such shareholders, and not revoked by them, will be voted on all matters presented for a vote. Proxies for shares of Common Stock will also represent shares held under the Company's Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the Plan Trustee with respect to shares held in accounts under The B.F.Goodrich Company Retirement Plus Savings Plan and similar plans of subsidiaries. If participants in any such plan also are shareholders of record with the same account information, they will receive a single proxy which will represent all shares. If the account information is different, then the participants will receive separate proxies. Participants in other Company employee benefit plans will receive separate proxies. The number printed on the proxy card reflects the total number of shares represented by that proxy.

  On February 19, 1996, the Board of Directors declared a two-for-one stock split ("Stock Split"), in the form of a stock dividend, to shareholders of record on March 11, 1996, and payable on April 1, 1996. Since the record date for the Annual Meeting is prior to the Stock Split, the shares voting at the Annual Meeting will be before giving effect to the Stock Split. Furthermore, all share ownership numbers in this proxy statement are prior to the Stock Split.

  The expense of soliciting these proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by facsimile, by Officers, Directors, and employees of the Company. The Company will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, to assist in the solicitation of proxies from shareholders, including brokers, custodians, nominees, and fiduciaries, and will pay that firm fees presently estimated at $8,500 for its services, plus the firm's expenses and disbursements.

  The Annual Report of the Company for 1995, including financial statements, is being mailed with this proxy statement to each holder of record of the Company's Common Stock. An additional copy will be furnished to any shareholder upon request. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to shareholders is February 29, 1996. The principal executive offices of the Company are located in Bath Township, Ohio with a mailing address of 3925 Embassy Parkway, Akron, Ohio 44333-1799.

                           VOTE REQUIRED FOR APPROVAL

  The thirteen nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. The renewal of the Stock Option Plan requires the affirmative vote of a majority of the outstanding shares. All other matters to be voted upon at the meeting, including the ratification of the appointment of independent auditors, will be decided by a majority of the votes cast "for" or "against" approval. Consequently, abstentions and broker non-votes will have no effect on any matter submitted to a vote at this meeting, other than the renewal of the Stock Option Plan, where abstentions and non-votes have the same effect as a no vote.

                           PROPOSALS TO SHAREHOLDERS

                            1. ELECTION OF DIRECTORS

  One of the purposes of the meeting is the election of thirteen Directors to hold office until the next Annual Meeting of Shareholders in 1997 and until their respective successors are elected and qualified. It is intended that the accompanying proxy will be voted for the election of the thirteen nominees named on the following pages, all of whom, except Mr. Osborne, are now Directors and whose terms expire in April 1996.

  All nominees have indicated that they are willing and able to serve as Directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by the Board of Directors to replace such nominee.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES FOR DIRECTOR.

                                        NOMINEES FOR ELECTION

                     JEANETTE GRASSELLI BROWN, age 67 -- Director since April 15, 1991.
                     RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA. Mrs. Brown is a graduate of Ohio University, BS and Case Western Reserve University, MS. She holds seven DSc (hon.) degrees. Mrs. Brown joined the Research Department of Standard Oil Company of Ohio (now BP America) in 1950. At her retirement in January 1989 she was Director of Corporate Research, Environmental and Analytical Sciences. She has authored 9 books and over 70 publications in scientific journals. Mrs. Brown is a director of AGA Gas, Inc., BDM International, Inc., Diatrac Holdings, Inc., McDonald & Co. Investments and USX Corp. She is past Chair of the Board of Trustees of Ohio University and was Distinguished Visiting Professor and Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Board of Regents in 1995. She is a member of the Board of Trustees of the Cleveland Playhouse, Holden Arboretum, and the Musical Arts Association. She is Chair of the Board of Trustees of The Cleveland Scholarship Programs Inc. She is past Chair of the U.S. Committee for the International Union of Pure and Applied Chemistry, and she serves on the White House Joint High Level Advisory Panel on US/Japan Science and Technology Agreements.
                     DAVID L. BURNER, age 56 -- Director since December 4, 1995. PRESIDENT OF THE BFGOODRICH COMPANY. Mr. Burner received his BSC degree in accounting from Ohio University. He joined The BFGoodrich Company in 1983 as a Financial Vice President of the Engineered Products Group. Later that year he became Vice President and General Manager of the Off-Highway Braking Systems Division and in 1985 became an Executive Vice President of the Aerospace and Defense Division. In February 1987 Mr. Burner became President of that Division which is now known as BFGoodrich Aerospace. He was elected a Senior Vice President of the Company in April 1990 and Executive Vice President in October 1993. He joined the Office of the Chairman in July of 1994 and assumed his present position in December 1995. Mr. Burner began his career with Arthur Andersen & Co. Mr. Burner is a member of the Board of Directors of Brush Wellman Inc. He is also Chairman of The Ohio Aerospace Institute, a member of the Board of Governors of the Aerospace Institute of America, and the Board of Directors of the Akron Art Museum, The Greater Cleveland Growth Association and the National Aeronautic Association. He serves on the Advisory Boards of the Salvation Army School for Officer Training and the Cleveland Chapter of the Salvation Army.
                     GEORGE A. DAVIDSON, JR., age 57 -- Director since April 15, 1991.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF CONSOLIDATED NATURAL GAS COMPANY, a natural gas holding company. Mr. Davidson is a graduate of the University of Pittsburgh with a degree in petroleum engineering. He has been associated with Consolidated Natural Gas since 1966. He became Vice Chairman of Consolidated Natural Gas in October 1985 and served in that position until January 1987, when he assumed the additional responsibility of Chief Operating Officer. In May 1987 Mr. Davidson became Chairman and Chief Executive Officer. Mr. Davidson is a director of Consolidated Natural Gas Company and PNC Bank Corp. He serves on the National Petroleum Council, the Allegheny Conference on Community Development, the Pittsburgh Foundation, is Chairman of the American Gas Association and Vice Chairman of the Pittsburgh Cultural Trust. Mr. Davidson is a Trustee of the University of Pittsburgh and is the Chairman Emeritus of the Pittsburgh Civic Light Opera Board.

                                        NOMINEES FOR ELECTION

                     JAMES J. GLASSER, age 61 -- Director since April 15, 1985. CHAIRMAN OF THE BOARD OF GATX CORPORATION, a transportation, storage, leasing and financial services company. Mr. Glasser holds a bachelor of arts degree from Yale University and a doctor of jurisprudence degree from Harvard Law School. He joined GATX Corporation in 1961 and served in various executive capacities becoming President in 1974 and Chairman of the Board and Chief Executive Officer in 1978. He is a Director of Bank of Montreal, GATX Corporation, Harris Bankcorp, Inc., Harris Trust and Savings Bank, Mutual Trust Life Insurance Co. and Stone Container Corporation. Mr. Glasser is also a Director of the Chicago Association of Commerce & Industry, Chicago Central Area Committee, Lake Forest Hospital, National Merit Scholarship Corporation, Northwestern Memorial Corporation, Voices for Illinois Children and a Trustee of Better Government Association, Chicago Zoological Society and the University of Chicago and is a member of the Executive Committee of the Chicago Community Trust.
                     THOMAS H. O'LEARY, age 61 -- Director since April 18, 1988. CHAIRMAN, BURLINGTON RESOURCES INC., an oil and gas exploration and production company. Mr. O'Leary received an undergraduate degree from Holy Cross College in 1954 and an MBA degree from Wharton School of Finance in 1961. In 1982 Mr. O'Leary joined Burlington Northern Inc. as Vice Chairman of the Board, in 1989 he became President and Chief Executive Officer of Burlington Resources Inc., in 1990 he assumed the additional title of Chairman. Mr. O'Leary relinquished the title of Chief Executive Officer in December 1995. Mr. O'Leary is a Director of Burlington Resources Inc. and The Kroger Co.
                     JOHN D. ONG, age 62 -- Director since June 18, 1973. CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, THE BFGOODRICH COMPANY. Mr. Ong received his B.A. and M.A. degrees from Ohio State University and his LL.B. degree from Harvard Law School. He joined The BFGoodrich Company in 1961 as assistant counsel. Mr. Ong progressed through a number of business positions. He was elected Executive Vice President and a Director in June 1973, Vice Chairman of the Board in April 1974, President in April 1975, and became Chairman of the Board and Chief Executive Officer on July 1, 1979. Mr. Ong is a Director of Ameritech Corporation, ASARCO Incorporated, Cooper Industries, Inc., The Geon Company, The Kroger Co. and TRW Inc. In addition, he is a senior member of The Conference Board and a member of The Business Council and The Business Roundtable and a Director of the Chemical Manufacturers Association. Mr. Ong is also a Trustee of the University of Chicago and the John S. and James L. Knight Foundation, and Chairman of The Musical Arts Association (Cleveland Orchestra).

                                        NOMINEES FOR ELECTION

                     RICHARD DE J. OSBORNE, age 61 -- Nominee for Director. CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT OF ASARCO INCORPORATED, a leading producer of nonferrous metals. Mr. Osborne received an A.B. in economics from Princeton University. He joined ASARCO in 1975 as Vice President of Finance and Chief Financial Officer. He became an Executive Vice President in 1977 and President in 1982. He assumed his present position in 1985. Prior to that time, Mr. Osborne had been an Executive Vice President of Finance and Business Development at Fairchild Camera and Instrument Corporation and held various executive positions in finance, planning and management at IBM Corporation. Mr. Osborne is also Chairman of the Board (non executive) and a Director of Southern Peru Copper Corporation and a Director of ASARCO Incorporated, Grupo Mexico, S.A. de C.V., M.I.M. Holdings Limited and Shering-Plough Corporation. Mr. Osborne is also a Trustee of The Tinker Foundation.
                     JOSEPH A. PICHLER, age 56 -- Director since September 1, 1988.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE KROGER CO., a retail food company. Mr. Pichler is a magna cum laude graduate of Notre Dame University and has an M.B.A. and a Ph.D. from the University of Chicago. He joined Dillon Companies, Inc. in 1980 and was elected President of Dillon in 1982. He was elected to the Board of Directors of Kroger when Dillon became part of Kroger in January 1983. He was elected President and Chief Operating Officer in October 1986, Chief Executive Officer in June 1990 and Chairman in September 1990. Mr. Pichler served for six years as Dean of the School of Business at the University of Kansas. Mr. Pichler is a director of The Kroger Co. He is a member of the Board of Directors of Boys Hope and serves on the Advisory Board of Tougaloo College in Tougaloo, Mississippi and the Cincinnati Chapter of The Salvation Army. He is a Board Member of the Cincinnati Opera and the Salvation Army School for Officer Training.
                     ALFRED M. RANKIN, JR., age 54 -- Director since April 18, 1988.
                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF NACCO INDUSTRIES, INC., a holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a Bachelor of Arts degree in economics from Yale University, and a juris doctor degree from the Yale Law School. He joined NACCO Industries in February 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to February 1989. He is a director of NACCO Industries, Inc., The Standard Products Company and The Vanguard Group. He is Chairperson of the Distribution Committee of The Cleveland Foundation. He is also a trustee of Cleveland Tomorrow, the Cleveland Museum of Art, the Musical Arts Association and University Hospitals of Cleveland.

                                        NOMINEES FOR ELECTION

                     IAN M. ROSS, age 68 -- Director since March 1, 1983. PRESIDENT EMERITUS OF AT&T BELL LABORATORIES, the research and development subsidiary of AT&T. A native of Southport, England, Dr. Ross received his B.A., M.A. and Ph.D. degrees in electrical engineering from Cambridge University, England. He joined AT&T Bell Laboratories in 1952 and has held a number of positions with that corporation and its affiliates. He was named President in 1979 and President Emeritus in July 1991. Dr. Ross is a director of Thomas & Betts Corporation. He is also a member of the National Science Board and the Board of Trustees of the Foundation of the University of Medicine and Dentistry of New Jersey.
                     D. LEE TOBLER, age 62 -- Director since April 18, 1988. EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, THE BFGOODRICH COMPANY. Mr. Tobler received a bachelor of arts degree in finance and economics from Brigham Young University in 1957 and a master in business administration degree from Northwestern University in 1958. In 1981 Mr. Tobler joined Zapata Corporation as Group Vice President, Chief Administrative and Financial Officer, where he served until he assumed his present position as of January 1, 1985. Mr. Tobler is not a director of any other public company. Mr. Tobler is past Chairman and currently a Trustee of the Akron Regional Development Board, and Executive Vice President of the Ohio Ballet.
                     WILLIAM L. WALLACE, age 61 -- Director since April 16,
                     1990.
                     CHAIRMAN, LIQUID CARBONIC INC., a manufacturer and distributor of compressed industrial gases and related products. After graduating from the University of Toronto in 1956 with a B.A.Sc. degree in Metallurgical Engineering, Mr. Wallace joined Dofasco Inc. and held a number of positions including Executive Vice President and Chief Operating Officer in 1987; President and Chief Operating Officer in 1990 and President and Chief Executive Officer from 1991 to 1992. He joined Liquid Carbonic Inc. in December 1992 to become Chairman. Mr. Wallace is a Director of Liquid Carbonic Inc., Fuji Bank Canada, Woodbridge Foam Corporation, the Art Gallery of Hamilton and the Canadian Chamber of Commerce. He is a Governor of the YMCA and Stratford Shakespearean Festival Foundation of Canada. He is a past chair and current member of the Ontario Business Advisory Council.

                                        NOMINEES FOR ELECTION

                     A. THOMAS YOUNG, age 57 -- Director since April 17, 1995. RETIRED EXECUTIVE VICE PRESIDENT, LOCKHEED MARTIN CORPORATION, an aerospace and defense company. Mr. Young is a graduate of the University of Virginia with bachelor degrees in aeronautical engineering and mechanical engineering, and of the Massachusetts Institute of Technology with a master's degree in management. Mr. Young was with the National Aeronautics and Space Administration from 1961 to 1982, serving in a number of management positions including Mission Director of the Project Viking Mars landing program and Director of the Goddard Space Flight Center. In 1982 he joined Martin Marietta as Vice President of Aerospace Research and Engineering, later became Senior Vice President and President of Martin Marietta Electronics & Missiles Group and Executive Vice President. He became President and Chief Operating Officer in January 1990, Executive Vice President of Lockheed Martin Corporation in March 1995 and retired in July of that year. Mr. Young is a director of Cooper Industries, Inc., Dial Corporation, Memotec Communications Inc., Potomac Electric Power Company, and Science Applications Informational Corp. He is a director of the Virginia Engineering Foundation of the University of Virginia's School of Engineering and Applied Science. Mr. Young is also a Fellow of the American Astronautical Society, the American Institute of Aeronautics and Astronautics, Chairman of the Business Committee for the Arts and a member of the National Academy of Engineering.

                               RETIRING DIRECTORS

  John L. Weinberg, a Director since 1962, will retire as of the 1996 Annual Meeting of Shareholders. His wise counsel and able assistance will be missed.

                                 OTHER NOMINEES

  Under provisions of the Company's By-Laws any shareholder of the Company entitled to vote for the election of directors may make nominations for director if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Consequently such notice must be received between January 18 and February 17, 1996. Such notice shall give the name, age, principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between such person and others pursuant to which he was selected as a nominee, as well as any other information required by the proxy regulations promulgated by the Securities and Exchange Commission. The notice shall include the proposed nominee's written consent to serve as a director if elected. The notice shall also provide (i) the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominees, and (ii) the number of shares of each class of stock of the Company owned by such shareholders. No person is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. The Company has not received any notice of additional nominees for director.

                          TRANSACTIONS WITH DIRECTORS

  John L. Weinberg, a Director of the Company, is the Senior Chairman and a retired general partner of Goldman, Sachs & Co., an investment banking firm that regularly performs services for the Company such as acting as financial advisor and serving as principal or agent for the Company in the purchase and sale of securities. During 1995, Goldman, Sachs & Co. acted as co-managing underwriter for the sale of $126,500,000 of Preferred Securities of BFGoodrich Capital, a Delaware statutory business trust, and as agent for the sale of $25,000,000 medium term notes of the Company. As noted above, Mr. Weinberg will retire as of the 1996 Annual Meeting of Shareholders.

   HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

  The table below sets forth information with respect to the number of shares of the Company's Common Stock beneficially owned by Directors and Officers of the Company as of January 31, 1996. Number of shares is prior to the Stock Split.

                                                                                  AMOUNT AS TO WHICH
                                                                                       THERE IS
                                                                                -----------------------
                              AMOUNT AND NATURE     DIRECTORS'     PERCENT        SOLE          SOLE
                                OF BENEFICIAL        PHANTOM         OF          VOTING       INVESTMENT
 NAME OF BENEFICIAL OWNER       OWNERSHIP(1)        SHARES(2)     CLASS(3)        POWER         POWER
--------------------------    -----------------     ---------     ---------     ---------     ---------
Jeanette Grasselli Brown              1,000           1,646           *             1,000        1,000
David L. Burner                     122,399                           *            46,099       25,786
George A. Davidson, Jr.               1,500           1,646           *             1,500        1,500
James J. Glasser                      1,000                           *             1,000        1,000
Jon V. Heider                       101,032                           *            44,032       27,767
Thomas H. O'Leary                       200                           *               200          200
John D. Ong                         348,332                         1.1%          172,682      124,064
                                        150
Richard de J. Osborne                   500(4)                        *
Joseph A. Pichler                       700                           *               700          700
Alfred M. Rankin, Jr.                   500                           *               500          500
Ian M. Ross                             500                           *               500          500
Wayne O. Smith                       79,142                           *            48,142       24,142
D. Lee Tobler                       122,168                           *            42,286       24,044
William L. Wallace                    2,200                           *
John L. Weinberg                      1,000                           *             1,000        1,000
A. Thomas Young                         500                           *               500          500
21 Directors and Officers         1,013,580                         3.8%          464,992      291,818
  as a Group

* Less than 1%.

(1) Includes the approximate number of shares credited to the individuals' accounts in the Company's Retirement Plus Savings Plan as of January 31, 1996, the Company's matching portion of which is subject to vesting requirements. Includes shares not presently owned by the individuals but which are subject to stock options exercisable within sixty days as follows: J. D. Ong, 175,500 shares; D. L. Burner, 76,300 shares; D. L. Tobler, 79,882 shares; and 21 Directors and Officers as a group, 545,338 shares. Executive officers have voting power but no investment power with respect to Performance Shares and Restricted Shares contingently awarded to them under the Company's Long-Term Incentive Plan. Includes indirect beneficial ownership of shares held by spouse as follows: J. D. Ong, 150; W. L. Wallace, 2,200. All other ownership is direct.

(2) Number of shares awarded under Directors' Phantom Share Plan, see "Board of Directors -- Compensation of Directors".

(3) Does not include Directors' Phantom Shares.

(4) As of February 23, 1996.

                       BENEFICIAL OWNERSHIP OF SECURITIES

  The table below sets forth information known to the Company with respect to persons who are the beneficial owner of more than 5% of the Company's Common Stock as of December 31, 1995. Number of shares is prior to the Stock Split. The shares are directly owned except that the shares in the Company's benefit plans are held of record, but not beneficially, by the Plan's Trustee.

                     NAME AND ADDRESS
                   OF BENEFICIAL OWNER                  AMOUNT        PERCENT OF CLASS
        ------------------------------------------    ----------      ----------------
        State Street Bank and Trust Company,
          Trustee
          225 Franklin Street
          Boston, MA 02110
             The B.F.Goodrich Company Retirement       2,446,084              9.3%
               Plus Savings Plan and other
               Company plans(1.
             Other(2.                                    597,775              2.3
        Equinox Capital Management, Inc.(3)            1,760,390              6.7
          399 Park Avenue
          New York, NY 10022

(1) Participants have voting rights; Trustee is to vote shares for which it does not receive any voting instructions in the same ratio as shares as to which it does receive voting instructions.

(2) Has sole voting power as to 223,322 shares, shared voting power as to 258,433 shares, sole dispositive power as to 338,542 shares and shared dispositive power as to 259,213 shares.

(3) Has sole investment discretion as to all shares, sole voting power as to 858,760 shares and shared voting power as to 901,630 shares.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

  The Compensation Committee and the Company are committed to the philosophy that pay should be linked to Company performance so that the interests of executives are aligned with the interests of shareholders. This philosophy is supported by the following guiding principles for the Company's compensation programs:

  - A significant portion of pay will be dependent on the Company's annual and long-term performance including creation of shareholder value.

  - To the degree possible, compensation programs will be designed to use stock-based incentives in order to link shareholder and executive interests and to encourage stock ownership by executives.

  - A greater percentage of total compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest.

  - Total cash compensation is to be above the median and nearing the 75th percentile of major industrial companies when the variable compensation elements are earned and be substantially below the median when the variable compensation elements are not earned. The Company intends to provide total compensation commensurate with performance -- when there is good performance, compensation levels will compare favorably with other companies, and when performance is below expectations, compensation levels will be below the average of other companies.

  The Company's compensation program consists of three elements: annual base salary, annual cash bonus incentive compensation and long-term incentives. To assist it in performing its duties, the Committee meets periodically with compensation consultants.

SURVEY DATA

  The Compensation Committee establishes compensation programs, in part, on the basis of competitive factors. It considers both broad-based surveys of large industrial companies and industry-specific surveys. The principal broad-based surveys relied upon include three nationally recognized surveys covering more than 1,400 U.S. companies.

  The principal industry-specific survey utilized is that of selected aerospace and chemical companies, which the Committee has used for a number of years.

  There is some overlap between the different survey groups. No separate survey is constructed that includes only those companies comprising the different indices used in the stock price performance graph, although some of those companies are contained in the other surveys. The requirement for other companies to be included in a performance graph was established by the Securities and Exchange Commission many years after the Committee was considering compensation data from other companies. The Committee believes it is simpler to use a published industry index than to create its own index for purposes of the performance graph. The same surveys are used in determining competitive levels of base salary as well as various forms of incentive compensation.

  The Committee has established the target level for long-term incentive compensation to be approximately 110% of the survey data median when the Company achieves its financial goals. The Committee established guidelines for long-term compensation to achieve this target range a number of years ago, and will periodically reevaluate the guidelines.

BASE SALARY

  The Company's base salary policy is intended to insure that compensation practices are competitive within relevant industries and with major industrial companies. The Compensation Committee's current view is that the middle of the salary range for BFG executives should be at about the median base salary of comparable industrial companies. The Compensation Committee establishes the annual base salary for Company officers at the level of executive vice president or higher and approves salary midpoint levels and percentage increases in those levels for other executive positions in the Company. The salary range for each position is from 20% below the midpoint to 20% above the midpoint.

INCENTIVE COMPENSATION

  Incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence Company results significantly and enhance shareholder value. The philosophy for incentive compensation plans is to provide awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved. Incentive compensation programs are divided into two types -- annual cash bonus and long-term incentive compensation. Generally speaking, the higher an individual's level within the Company, the greater the percentage of his or her potential total compensation is represented by incentive compensation.

  ANNUAL INCENTIVE COMPENSATION

  An individual's annual cash bonus target is expressed as a percentage of his or her salary range midpoint, with the percentages of salary midpoint increasing with the level of the job. A total target incentive pool is created for the corporate staff, for each major business segment and for designated groups or divisions within each segment. The total target incentive pools are further divided into financial performance pools and pools based on performance against specific strategic and operational objectives approved by the Compensation Committee. For 1995, the financial pools were weighted at 80% and the strategic/operational pools were weighted at 20% of the target. Incentive payments can range from 50% of the target amount when the threshold financial objective (75-78% of target in 1995) is achieved, to a maximum of 150% of the target when the maximum financial objective (125% of target in 1995) is achieved. If a minimum financial performance is not achieved, no bonus will be paid.

  In 1995 corporate staff financial goals were based upon net income and return on equity. Operating segment financial goals were based upon segment operating income and operating income return on net capital employed (OIRONCE). Individual awards are made based upon individual performance within a range established with reference to achievement of financial and strategic goals.

1995 RESULTS

  The corporate staff achieved 136% of their financial and strategic goals. The operating segments achieved between 91% and 113% of their respective goals. The actual payout for the corporate staff averaged 119% of the target bonus and for the operating segments averaged 96% of target.

  The strategic goals for the corporate staff related to the implementation of corporate plans, acquisitions and divestitures and achievement of financial objectives. The strategic goals for the operating segments included specific objectives relating to product development, productivity improvement, market share, cost structure and organizational goals.

  LONG-TERM INCENTIVE COMPENSATION

  Currently, long-term incentive compensation at the Company consists of a performance-related plan based on a three-year measuring cycle and stock options.

  The Compensation Committee adopted the Long-Term Incentive Plan in 1992, which is based on the Performance Share Plan and the Stock Option Plan, and made awards of Restricted Shares and Performance Shares in 1995 (as of December 31, 1995, there were 67 participants). The participants who are still employed by the Company on December 31, 1997, will become vested in the Restricted Shares and will receive the shares early in 1998, less the number of shares to satisfy applicable withholding taxes. The Restricted Shares actually received will be restricted from further sale for an additional two years.

  The Committee established performance objectives over the three-year plan cycle when it awarded the Performance Shares in 1995. The recipient only will be entitled to retain shares at the end of the plan cycle if the threshold performance standard is met. The number of shares to be received free of further restrictions will range from 50% to 150% of the original Performance Share award depending on the level of attainment of financial objectives, less the number of shares to satisfy applicable withholding taxes.

  Currently the Committee only makes awards once every three years. No awards were made to existing participants in 1993 or 1994 and none are anticipated to be made in 1996 or 1997. Guidelines establish a target award of Restricted Shares and Performance Shares with the aggregate market value of the shares awarded based upon a percentage of salary midpoint depending upon the individual's position level within the Company -- the higher the position level the greater the percentage. The determination of whether to make an award and the amount of the award is dependent upon the individual's past performance and expectations of future performance.

  The performance objectives for the 1995 awards for the senior corporate executives and corporate staff employees are dependent upon the three-year average total Company return on equity. The performance objectives for operating segment presidents at the time of the award is based one-half on total Company performance measured as an average return on equity and one-half related to the operating segment performance expressed as average operating income return on net capital employed (OIRONCE) for the three-year period. Other participants within the operating segments had their awards based solely on the average OIRONCE for their respective segment.

  The Stock Option Plan is administered by the Compensation Committee. The Plan provides that options may not be granted at less than 100% of fair market value. The Committee has established a target award for individuals based upon the aggregate exercise price of the options granted as a percentage of salary midpoint -- the higher the salary midpoint, the greater the percentage. The actual award is dependent upon the individual's past performance and expectation of future performance. In 1995, the Committee granted stock options to 145 executives.

  With respect to the Executive Vice Presidents, the Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation. It also considers its own impression of the individuals since the members have ample opportunity to observe their performance. With respect to other executives who receive long-term incentive compensation, the Committee makes the determination of the appropriate awards, but generally considers the recommendation of management in making the specific award within the established guidelines. The Committee has available information as to the level of past awards and individual stock ownership of the executive officers. The factors considered in making the awards for the Chief Executive Officer are discussed below.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

  The Omnibus Budget Reconciliation Act of 1993 established a disallowance of deductions for tax purposes for certain employee remuneration in excess of $1 million per year beginning in 1994. Under the Internal Revenue Service regulations, the Company believes all awards under the Company's existing long-term incentive plans (Stock Option Plan and Long-Term Incentive Plan) made prior to the Annual Meeting of Shareholders in April 1997 will be exempt from the non-deductibility provision of the law. In addition, in 1995 the shareholders approved the adoption of the Senior Executive Management

Incentive Plan, which is designed to have awards under it be deductible for tax purposes. Consequently, the Company believes all compensation will be fully deductible for Federal income tax purposes.

CHIEF EXECUTIVE OFFICER

  In determining the base salary established for John D. Ong, the Chief Executive Officer, the Compensation Committee took into account surveys of base compensation of chief executive officers of other major industrial companies. It also considered Mr. Ong's leadership and key contributions to the overall financial performance of the Company, and its progress towards achieving important strategic objectives. The Committee determined to maintain Mr. Ong's base salary at the same level established as of January 1, 1994 and to provide all additional compensation through short and long-term incentive compensation.

  Mr. Ong does not participate in the Management Incentive Program. Instead, he participates in the Senior Executive Management Incentive Plan, which is designed to meet the Federal income tax deductibility rules of the Internal Revenue Code. As required by the Code, the plan requires that any award be based upon an objective formula established at the beginning of the year. A target award was established, based 70% on net income and 30% on return on equity. A threshold objective equal to 75% of the goal would result in an award of 50% of the target, while a maximum award equal to 150% of the target would result from attainment of 125% of the goal. Attainment between the threshold and the maximum goal results in a payment prorated on a straight line basis. For 1995 Mr. Ong received $782,496 or 144% of his target amount.

  In 1995, Mr. Ong received options to purchase 31,000 shares. During 1995, Mr. Ong was awarded 29,000 Performance Shares and 10,000 Restricted Shares. The guidelines for awards for the Chief Executive Officer and the actual targets are the same as for other corporate officers. The Committee used the same factors to make these awards as it did in determining the other elements of Mr. Ong's compensation. As noted above, the Company's Long-Term Incentive Plan is intended to make awards every three years. No award was made to Mr. Ong in 1993 or 1994, and no award is expected to be made to him in 1996 or 1997.

  The Compensation Committee compares the total long-term incentive compensation with total long-term incentive compensation from the survey data. The Committee's target is to have total long-term incentive compensation equal 110% of the median of the survey data when the Company achieves its financial objectives. The guidelines for long-term incentive data are reviewed periodically.

                                       The Compensation Committee

                                          Ian M. Ross, Chairman
                                          Alfred M. Rankin, Jr., Vice Chairman
                                          George A. Davidson, Jr.
                                          Thomas H. O'Leary
                                          William L. Wallace

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                   -----------------------------------------
                                    ANNUAL COMPENSATION
                           -------------------------------------             AWARDS               PAYOUTS
                                                                   --------------------------   ------------
                                                                                      SECURITIES
     NAME AND                                       OTHER ANNUAL                      UNDERLYING     LTIP       ALL OTHER
    PRINCIPAL                                       COMPENSATION   RESTRICTED STOCK   OPTIONS/    PAYOUTS      COMPENSATION
     POSITION       YEAR   SALARY($)    BONUS($)        ($)          AWARDS($)(1)     SARS(#)      ($)(1)         ($)(2)
------------------  -----  ----------   ---------   ------------   ----------------   -------   ------------   ------------
John D. Ong,         1995    750,000     782,496       100,892          443,750       31,000           -0-         84,000
Chairman             1994    750,000     650,000       103,794              -0-       17,500       840,463         68,760
and Chief            1993    737,000     643,500       106,835              -0-       17,500           -0-         51,314
Executive Officer
David L.             1995    362,500     325,000        46,581          221,875       13,000           -0-         34,650
  Burner(3),
President            1994    325,000     215,000        33,862              -0-        6,000       124,073         30,000
                     1993    285,000     175,000        32,115              -0-        5,000           -0-         25,663
D. Lee Tobler,       1995    395,000     278,000        49,630          177,500       13,000           -0-         31,050
Executive Vice       1994    379,000     245,000        43,591              -0-        8,000       270,954         31,524
President and        1993    361,000     237,900        42,858              -0-        8,000           -0-         26,760
Chief Financial
Officer
Wayne O. Smith,      1995    326,250     250,000        37,708          221,875       13,000           -0-          4,950
Executive Vice       1994    225,000     190,000         8,040              -0-        5,000           -0-        212,500
President            1993        -0-         -0-           -0-              -0-          -0-           -0-            -0-
and President,
BFGoodrich
Specialty
  Chemicals
Jon V. Heider,       1995    307,000     225,000        46,179          133,125       10,000           -0-         28,620
Executive Vice       1994    295,917     170,000        44,747              -0-        5,000       236,297         23,911
President and        1993    283,167     166,700        38,503              -0-        5,000           -0-         19,518
General Counsel

(1) Restricted Shares awarded in 1995 vest on January 1, 1998; provided, however, the shares awarded (less shares withheld to satisfy withholding tax requirements) may not be sold for an additional two-year period. Dividends were paid on these shares at the same rate as paid to all other shareholders. As of December 31, 1995, the number of Restricted Shares and Performance Shares contingently awarded under the Company's Long-Term Incentive Plan and the market value of that number of shares, respectively, were as follows: J. D. Ong, 39,000 and $2,652,000; D. L. Burner, 19,000 and $1,292,000; D. L. Tobler, 15,000 and
$1,020,000; W. O. Smith, 24,000 and $1,632,000; and J. V. Heider, 13,000 and
$884,000. Number of shares is prior to the two-for-one Stock Split.

(2) Of the amounts shown, $9,000 ($4,950 in the case of Mr. Smith) represents the Company's contribution to the Retirement Plus Savings Plan, a tax-qualified defined contribution plan, and the balance represents Company contributions to a benefit restoration plan with respect to amounts in excess of the amount permitted to be contributed under the tax-qualified plan.

(3) Mr. Burner was Executive Vice President and President, BFGoodrich Aerospace until December 4, 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                    -----------------------------------------------------
                      NUMBER OF     % OF TOTAL                                POTENTIAL REALIZABLE VALUE AT
                     SECURITIES    OPTIONS/SARS                                          ASSUMED
                     UNDERLYING     GRANTED TO                                 ANNUAL RATES OF STOCK PRICE
                    OPTIONS/SARS    EMPLOYEES    EXERCISE OR                   APPRECIATION FOR OPTION TERM
                       GRANTED      IN FISCAL    BASE PRICE    EXPIRATION  ------------------------------------
       NAME         (# OF SHARES)      YEAR        ($/SH)         DATE     0% ($)     5% ($)        10% ($)
------------------- -------------  ------------  -----------   ----------  ------  ------------  --------------
J. D. Ong               31,000          7.5%      $ 43.5625      1/2/05     -0-        $849,710      $2,152,330
D. L. Burner            13,000          3.1         43.5625      1/2/05     -0-         356,330         902,590
D. L. Tobler            13,000          3.1         43.5625      1/2/05     -0-         356,330         902,590
W. O. Smith             13,000          3.1         43.5625      1/2/05     -0-         356,330         902,590
J. V. Heider            10,000          2.4         43.5625      1/2/05     -0-         274,100         694,300
All Shareholders           N/A          N/A             N/A         N/A     -0-     719,970,028   1,825,272,427
All Optionees          412,950          100           43.60     1/2/05-     -0-      11,318,960      28,671,119
                                                                 6/4/05
Optionee Gain
as % of all
Shareholder Gain           N/A          N/A             N/A         N/A     N/A            1.6%            1.6%

  The dollar amounts under the potential realizable value column are the result of calculations of assumed annual compound rates of appreciation over the ten-year life of the options in accordance with the proxy regulations of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No stock appreciation rights (SARs) were attached to these options. The options granted to the named individuals were immediately exercisable and were granted with limited stock appreciation rights which generally entitle the optionee to elect to receive the appreciation on the option in cash for a 60 day period following a "change in control", as defined under "Management Continuity Agreements". Number of shares and exercise price are prior to the Stock Split.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING              VALUE OF
                                                                            UNEXERCISED            UNEXERCISED
                                                                            OPTIONS/SARS           IN-THE-MONEY
                                                                             AT FY-END             OPTIONS/SARS
                                                                           (# OF SHARES)          AT FY-END ($)
                                                                         ------------------     ------------------
                          SHARES ACQUIRED ON        VALUE REALIZED          EXERCISABLE/           EXERCISABLE/
         NAME                EXERCISE (#)                ($)               UNEXERCISABLE          UNEXERCISABLE
-----------------------  --------------------     ------------------     ------------------     ------------------
J. D. Ong                       32,500                  898,893              149,500/-0-           3,187,468/-0-
D. L. Burner                     2,300                   52,181               50,300/-0-           1,153,531/-0-
D. L. Tobler                    13,618                  229,327               68,882/-0-           1,529,770/-0-
W. O. Smith                   -0-                      -0-                    18,000/-0-             443,437/-0-
J. V. Heider                  -0-                      -0-                    48,000/-0-           1,075,187/-0-

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE PAYOUTS
                          NUMBER OF          PERFORMANCE OR                UNDER NON-STOCK PRICE-BASED PLANS
                        SHARES, UNITS         OTHER PERIOD        ---------------------------------------------------
                       OR OTHER RIGHTS      UNTIL MATURATION        THRESHOLD           TARGET             MAXIMUM
        NAME            (# OF SHARES)           OR PAYOUT         (# OF SHARES)      (# OF SHARES)      (# OF SHARES)
--------------------   ---------------      -----------------     -------------      -------------      -------------
J. D. Ong                   29,000              12/31/97              14,500             29,000             43,500
D. L. Burner                14,000              12/31/97               7,000             14,000             21,000
D. L. Tobler                11,000              12/31/97               5,500             11,000             16,500
W. O. Smith                 14,000              12/31/97               7,000             14,000             21,000
J. V. Heider                10,000              12/31/97               5,000             10,000             15,000

  Under the Company's Long-Term Incentive Plan, which is based upon the Company's Stock Option Plan and Performance Share Plan awards of Performance Shares were made to the named individuals in 1995. Additional awards are not expected until 1998. For Messrs. Ong, Tobler and Heider the performance objective is dependent upon achieving a specified level of average return on equity for the three-year period. The performance objective for Messrs. Burner and Smith is based one-half on total Company performance measured as a specified level of average return on equity and one-half related to the Aerospace and Specialty Chemicals segment performance, respectively, expressed as average operating income return on net capital employed for the three-year period. The target amount of shares will be earned if 100% of the targeted performance objective is achieved. The threshold amount will be earned if 75% of the targeted objective is achieved and the maximum award amount will be earned if 125% of the targeted objective is achieved. No shares will be earned if the threshold objective is not achieved. Number of shares is prior to the Stock Split.

RETIREMENT PENSIONS

  The Company has in effect a pension plan for salaried employees which provides pensions payable at retirement to each eligible employee. The plan makes available a pension which is paid from funds provided through contributions by the Company and contributions by the employee, if any, made prior to

1972. The plan is not available to Directors other than those who are employees. The amount of an employee's pension depends on a number of factors including Final Average Earnings ("FAE") and years of credited service to the Company. The following chart shows the annual pension amounts currently available to employees who retire with the combinations of FAE and years of credited service shown in the chart, which should be read in conjunction with the notes following the chart. As of January 1, 1989 the plan generally provides a benefit of 1.15% of FAE times all years of pension credit plus 0.45% of FAE in excess of covered compensation times years of pension credit up to 35 years. In addition employees hired prior to January 1, 1990, will receive an additional pension credit of up to 4 years up to a maximum of 24 years of pension credit. Benefits become vested after 5 years of service.

                               PENSION PLAN TABLE

  FINAL                               YEARS OF BENEFIT SERVICE
 AVERAGE      ------------------------------------------------------------------------
 EARNINGS        10          20          25          30           35            40
----------    --------    --------    --------    --------    ----------    ----------
   100,000      14,759      29,518      36,898      44,277        51,657        57,407
   150,000      22,759      45,518      56,898      68,277        79,657        88,282
   200,000      30,759      61,518      76,898      92,277       107,657       119,157
   250,000      38,759      77,518      96,898     116,277       135,657       150,032
   300,000      46,759      93,518     116,898     140,277       163,657       180,907
   350,000      54,759     109,518     136,898     164,277       191,657       211,782
   400,000      62,759     125,518     156,898     188,277       219,657       242,657
   450,000      70,759     141,518     176,898     212,277       247,657       273,532
   500,000      78,759     157,518     196,898     236,277       275,657       304,407
   600,000      94,759     189,518     236,898     284,277       331,657       366,157
   700,000     110,759     221,518     276,898     332,277       387,657       427,907
   800,000     126,759     253,518     316,898     380,277       443,657       489,657
   900,000     142,759     285,518     356,898     428,277       499,657       551,407
 1,000,000     158,759     317,518     396,898     476,277       555,657       613,157
 1,100,000     174,759     349,518     436,898     524,277       611,657       674,907
 1,200,000     190,759     381,518     476,898     572,277       667,657       736,657
 1,300,000     206,759     413,518     516,898     620,277       723,657       798,407
 1,400,000     222,759     445,518     556,898     668,277       779,657       860,157
 1,500,000     238,759     477,518     596,898     716,277       835,657       921,907
 1,600,000     254,759     509,518     636,898     764,277       891,657       983,657
 1,700,000     270,759     541,518     676,898     812,277       947,657     1,045,407
 1,800,000     286,759     573,518     716,898     860,277     1,003,657     1,107,157
 1,900,000     302,759     605,518     756,898     908,277     1,059,657     1,168,907
 2,000,000     318,759     637,518     796,898     956,277     1,115,657     1,230,657

(1) The pension plan uses either a "final average earnings" formula or a "service credit" formula to compute the amount of an employee's pension, applying the formula which produces the higher amount. The above chart was prepared using the FAE formula, since the service credit formula would produce lower amounts than those shown. Under the FAE formula, a pension is based on the highest four consecutive calendar years (for retirements after January 1, 1997, the highest 48 consecutive months) of an employees' earnings. Earnings include salary, certain incentive payments including annual cash bonuses, but excludes awards under long-term incentive programs and the Company match in the Company savings plans. For the named executive officers, only the amounts shown in the Summary Compensation Table as Salary and Bonus under Annual Compensation constitute FAE. As of December 31, 1995, final average earnings for the individuals named in the Summary Compensation Table were as follows: J. D. Ong, $1,112,625; D. L. Burner, $483,125; D. L. Tobler, $472,475; W. O. Smith,
$444,749; and J. V. Heider, $386,696.

(2) In computing the pension amounts shown, it was assumed that an employee would retire at age 65 and elect to receive a five year certain and continuous annuity under the pension plan and that the employee would not elect any of the available "survivor options," which would result in a lower annual pension. Pensions are not subject to any deduction for Social Security or any other offset amounts.

(3) As of January 31, 1996, the five Executive Officers named in the cash compensation table had the following credited years of service under the pension plan (including, where appropriate, up to the 4 additional years): J. D. Ong, 34 years, 10 months; D. L. Burner, 16 years, 9 months; D. L. Tobler, 15 years, 1 month; W. O. Smith, 1 year, 10 months; and J. V. Heider, 15 years, 8 months.

(4) Certain recently hired executives, including D. L. Burner, D. L. Tobler, W.
O. Smith and J. V. Heider, became vested in benefits immediately and earn an additional benefit equal to 1.6 percent for each of their first 15 years with the Company. As of December 31, 1995, the accrued additional benefits per year were as follows: D. L. Burner, $98,139; D. L. Tobler, $90,328; W. O. Smith, $11,860; and J. V. Heider, $71,652. These benefits are payable under a non-qualified supplemental plan funded in part with life insurance policies.

(5) Any benefits shown in the chart which exceed the level of benefits permitted to be paid from a tax-qualified pension plan under the Internal Revenue Code are payable under a non-qualified supplemental pension plan, funded in part with life insurance policies.

MANAGEMENT CONTINUITY AGREEMENTS

  In 1984 the Company first entered into management continuity agreements (the "Agreements") with certain employees, which now include all of the executive officers named in the preceding compensation table. Presently there are 12 Agreements in effect. The purpose of the Agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change in control of the Company. The Agreements are not ordinary employee agreements and do not provide any assurance of continued employment unless there is a "change in control." They generally provide for a two-year period of employment commencing upon a change in control which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. The Agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change in control and generally with the same benefits and level of compensation, including average annual increases. The individuals have the right to terminate their employment voluntarily during the 30 day period commencing one year following a change in control for any reason and receive compensation. If the individual's employment is terminated by the Company or its successor for reasons other than "cause" or is terminated voluntarily by the individual for a "good reason" (in each case as defined in the Agreements) the individual would be entitled to receive compensation for up to three years at the individual's base salary rate in effect at the time of the change in control, together with continuation of employee benefits and incentive compensation payable each year equal to the greater of that paid with respect to the most recent period prior to such termination or the "target incentive amount" for the period in which the change in control or termination occurs. The Agreements provide for a tax gross-up for any excise tax due under the Internal Revenue Code for these types of agreements.

VOLUNTARY RETIREMENT PROGRAM

  In 1995 the Company offered a Voluntary Retirement Program to corporate staff employees who retired by January 1, 1997. Mr. Heider, who was eligible for the program, expressed an interest in accepting it. The Company requested Mr. Heider to delay his retirement until as late as early 1998. The Company has agreed to provide an additional three years for age and years of service under the Company's Retirement Plan as it did for other eligible employees who accepted the program.

                CUMULATIVE TOTAL SHAREHOLDER PERFORMANCE GRAPHS

  Set forth below is a line graph showing the yearly percentage change in the cumulative total shareholder return for the Company's common stock with the similar returns for the Standard & Poor's 500 Stock Index, the Standard & Poor's Specialty Chemicals Index and the Standard & Poor's Aerospace/Defense Index. Each of the returns is calculated assuming the investment of $100 in each of the securities on December 31, 1990 and reinvestment of dividends into additional shares of the respective equity securities when paid. The graph plots the respective values on the five single days which are the last trading days of calendar years 1990 through 1995. Past performance is not necessarily indicative of future performance.

     Measurement Period          The BFGood-     S&P 500 IN-        AERO-         CHEMICALS
    (Fiscal Year Covered)       rich Company         DEX        SPACE/DEFENSE   (SPECI ALTY)
Dec90                                  100.00          100.00          100.00          100.00
Dec91                                  117.42          130.47          119.54          141.17
Dec92                                  143.19          140.41          125.76          149.56
Dec93                                  123.64          154.56          163.58          170.53
Dec94                                  139.98          156.60          176.94          148.87
Dec95                                  228.15          215.45          292.81          195.67

  In 1993, the Company sold The Geon Company, which generally comprised its polyvinyl chloride business. This completed a decade of change, during which BFGoodrich divested its commodity type businesses and reinvested the proceeds in its two specialty businesses, Aerospace and Specialty Chemicals. As a result, 1994 represents the first full year of operations under the Company's new strategic focus. In 1994 and 1995, The BFGoodrich Company outperformed what it considers to be the relevant comparison indices. The chart below shows the 2 year cumulative percentage return since 1994 for the Company and the three indices reflected in the graph above.

     Measurement Period          The BFGood-     S&P 500 IN-        AERO-         CHEMICALS
    (Fiscal Year Covered)       rich Company         DEX        SPACE/DEFENSE   (SPECI ALTY)
Dec93                                  100.00          100.00          100.00          100.00
Dec94                                  113.21          101.32          108.17           87.30
Dec95                                  184.52          139.40          179.00          114.74

                                                          1994-1995 CULULATIVE
                                COMPANY/INDEX                    RETURN
                                                          --------------------
                The BFGoodrich Company                            84.52%
                S&P 500 Index                                     39.40
                Aerospace/Defense                                 79.00
                Specialty Chemicals                               14.74

                               BOARD OF DIRECTORS

COMPENSATION OF DIRECTORS

  During 1995 each non-employee Director of the Company received fixed compensation for serving as a Director at the rate of $26,000 per year, plus $1,000 for each Board and Board Committee meeting attended, except that the chairperson of a Committee would receive $1,500 for each meeting of that Committee attended. In September 1995, the Board of Directors replaced the existing cash retirement plan for Directors with a new Directors' Phantom Share Plan. Under the terms of the plan, outside Directors will receive annual grants of phantom shares equal in value to the current annual cash retainer for up to ten years. Dividend equivalents will accrue on all phantom shares credited to a Director's account. All phantom shares become fully vested at the earlier of five years from the date of grant, the Director's termination of Board service after age 55, or upon a change in control of the Company as defined in the Company's Stock Option Plan. Following termination of service as a Director, the vested number of phantom shares will be paid to each Director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of the Company's Common Stock. The former cash retirement plan provided upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a Director, any non-employee Director, and any employee Director who has also served as Chief Executive Officer and continues as a Director following his or her retirement as an employee, would be entitled to receive an annual amount equal to the fixed compensation level in effect at the time of retirement. A retiring Director who has reached age 55 and has served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the fixed compensation level in effect at retirement, plus 10% of such compensation level for each additional year of service (rounded to the nearest whole year) up to ten. Transitional provisions have been provided between the old cash retirement plan and the new Director's Phantom Share Plan. Directors with more than ten years of service will continue to be eligible under the old plan but will not receive any phantom shares under the new plan. Outside Directors with at least five but less than ten years service will continue to be eligible to receive benefits under the old plan with respect to their accrued benefits and will receive annual grants of phantom shares through their tenth year. Outside Directors with less than five years of service will receive no benefits under the old plan, but received initial grants of phantom shares equal to the current annual cash retainer times the number of completed years of service and will thereafter receive annual grants of phantom shares up to an aggregate of ten years. Retired Directors will continue to receive their retirement benefits.

INSURANCE

  As authorized by Section 726 of the Business Corporation Law of the State of New York and the Company's By-Laws, the Company has purchased insurance providing indemnification for the Company and its subsidiaries as well as their directors and officers. The insurance coverage was written by Federal Insurance Company and Reliance National Insurance Company, commencing June 19, 1995, for a one-year period, at a total premium cost of $459,000.

     MEETINGS BY AND CERTAIN COMMITTEES OF THE COMPANY'S BOARD OF DIRECTORS

1. MEETINGS

  The Company's Board of Directors held seven meetings in 1995. All Directors attended more than 75% of the aggregate total number of meetings held in 1995 by the Board of Directors and the Committees of the Board of Directors on which they served.

2. CERTAIN COMMITTEES

  The standing Committees of the Board of Directors are identified in the Annual Report to Shareholders. They include the following (with membership as of December 31, 1995):

  AUDIT COMMITTEE -- James J. Glasser, Chairman; Jeanette Grasselli Brown, Vice Chairman; George A. Davidson, Jr.; and A. Thomas Young. Function: Reviews with the independent auditors and the General Auditor the scope of the audit and the results of the audit examination by the independent auditors; considers and recommends to the Board of Directors the selection of the independent auditors for the next year; reviews with management and the independent auditors the annual financial statements of the Company; reviews the system of internal controls with the independent auditors, the General Auditor and other financial officers and the General Counsel of the Company, and maintains open communications with them; reviews periodically the quality and adequacy of the Company's financial organization and personnel; reviews material pending legal proceedings with the General Counsel and keeps abreast of changing areas of law with potential impact on the Company; and reviews periodically and exercises oversight with respect to the legal and ethical compliance policies of the Company. Three meetings were held in 1995.

  COMMITTEE ON DIRECTORS -- John L. Weinberg, Chairman; Ian M. Ross, Vice Chairman; James J. Glasser; Thomas H. O'Leary; and Alfred M. Rankin, Jr.
Function: Recommends candidates for the Board of Directors of the Company; reviews annually the tenure of each Director; and considers the size and composition of the Board, the ratio of non-employee to employee Directors, compensation and retirement of Directors, frequency and format of Board meetings, Committee structure, service on Committees and management succession planning. All candidates for Director of the Company are considered and selected strictly on the basis of their ability to contribute to the deliberations of the Board of Directors. Shareholders of the Company wishing to recommend candidates for the Board may submit the names of such candidates, together with any desired supporting information, to the Secretary of the Company, who maintains a file of such names and information. This file is made available to the Committee on Directors to assist it in fulfilling its duties in this area. Four meetings were held in 1995.

  COMPENSATION COMMITTEE -- Ian M. Ross, Chairman; Alfred M. Rankin, Jr., Vice Chairman; George A. Davidson, Jr.; Thomas H. O'Leary and William L. Wallace.
Function: Reviews and recommends to the Board of Directors of the Company the adoption or amendment of the various compensation and benefit plans and programs maintained for the Officers and other key employees of the Company, including any stock option or incentive compensation plans; reviews and approves specific matters which are consistent with such plans and programs; reviews and approves certain compensation and benefit arrangements for senior management; approves the terms and conditions of awards under the Stock Option Plan within the limits in the Plan; makes awards under the Stock Option Plan, the Performance Share Plan and the Long-Term Incentive Plan; establishes the annual merit salary increase budget for corporate staff executives; reviews and approves compensation for individuals holding the offices of Executive Vice President or higher. Four meetings were held in 1995.

                     SECTION 16(A) REPORTING DELINQUENCIES

  D. Lee Tobler, Executive Vice President, Chief Financial Officer and Director, filed one Form 4, Statement of Changes in Beneficial Ownership, 24 days late during 1995 with respect to the sale of 1,000 shares of the Company's Common Stock in a single transaction on August 15, 1995.

             2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors on February 19, 1996 appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to audit the accounts of the Company with respect to its operations for the year 1996 and to perform such other services as may be required. Should this firm of auditors be unable to perform these services for any reason, the Board of Directors will appoint other independent auditors to perform these services.

  Representatives of the firm of Ernst & Young LLP, the Company's principal auditors for the most recently completed fiscal year, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFYING THIS APPOINTMENT.

                    3. REAUTHORIZATION OF STOCK OPTION PLAN

STOCK OPTION PLAN

  The Board of Directors is submitting a proposal for approval by the shareholders to reauthorize the Company's existing Stock Option Plan which was adopted in 1991. All awards have been made under the Company's 1991 Performance Share Plan and it will not be renewed. The current Stock Option Plan will expire on April 15, 1997. No new awards will be made under the existing Stock Option Plan or Performance Share Plan. The Board of Directors believes that the current plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. As a result, the Board proposes and recommends an amendment to the current plan which, as amended (the "Plan"), is set forth in Appendix B to this proxy statement. The Plan, which would allow stock options to be granted through April 15, 2001, is substantially similar to the current plan, but provides additional flexibility to make awards to any salaried employee. The Compensation Committee has no present intention of expanding the class of employees who will receive awards. The Plan gives broad discretion to fashion awards to meet unique incentive requirements. Reference is made to Appendix B for the specific provisions, which are summarized in the following paragraphs.

STOCK OPTIONS

  The Plan would authorize the Compensation Committee (the "Committee") of the Board to grant options to purchase up to 3,200,000 shares of the Company's Common Stock. On February 19, 1996, the Board of Directors declared a two-for-one stock split ("Stock Split"), in the form of a stock dividend, to shareholders of record on March 11, 1996 and payable on April 1, 1996. THE 3,200,000 SHARES AUTHORIZED BY THIS PLAN ARE AFTER THE STOCK SPLIT, AND WILL NOT BE INCREASED BY THE STOCK SPLIT. In other words, the shares being authorized are equivalent to 1,600,000 shares before the Stock Split.

  Stock options may not be granted at less than fair market value. Although the Committee has never done so, the Plan specifically prohibits the repricing of options after they are granted, or the exchange or "swapping" of lower priced options for higher priced options. The Committee is comprised solely of independent directors.

  The Plan specifically provides for the grant of stock options which qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), as well as stock options which do not qualify for such treatment. The Plan would also permit the granting of other statutory stock options pursuant to any future provisions of the Internal Revenue Code. The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See "Federal Income Tax Treatment" below.) The maximum amount of Incentive Stock Options which may be granted to an individual which are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

  The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions. The Committee may, in its discretion, grant options to purchase the Company's Common Stock to Officers and other salaried employees of the Company or its subsidiaries (including Directors who are also Officers or employees but not to Directors who are not employees of the Company) at an option price of not less than 100% of the fair market value of such Common Stock on the date of grant. It may also determine the term of each option, which may not exceed 10 years from the date of the granting thereof, and may permit payment upon exercise to be made in Common Stock of the Company owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations on the pyramiding of shares in payment of the option price.

STOCK APPRECIATION RIGHTS

  The Plan also would authorize the Committee to grant stock appreciation rights and/or limited stock appreciation rights in connection with any option granted by the Committee. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option and receive payment for the difference between the stock option price and the price of the Company's Common Stock on the date on which the appreciation right is exercised. Such payment may, in the sole discretion of the Committee, be made in either stock or cash or in any combination thereof. A limited stock appreciation right entitles the optionee to elect to receive the appreciation on the option in cash for a 60 day period generally commencing following a "change in control."

  Stock appreciation rights and limited stock appreciation rights may be granted at the time of the granting of the related stock options or any time thereafter during the term of the related stock options. The number of stock appreciation rights and limited stock appreciation rights granted shall not exceed the number of shares which may be purchased upon the exercise of the related options and shall be exercisable only so long as related options are exercisable.

  Although the Committee has authority to issue stock appreciation rights, as it does under the existing plan, the Committee has not granted stock appreciation rights since the Securities and Exchange Commission modified the rules relating to the short swing profit liability provisions of the Securities Exchange Act of 1934 with respect to the exercise and sale of stock options by executive officers in 1991. The Committee has no present intentions of granting stock appreciation rights, although it does grant limited stock appreciation rights to those employees who are subject to such short swing profit liability provisions.

PERFORMANCE SHARE AWARDS

  The Committee may award performance shares which are contingent upon the attainment of performance objectives. The Plan provides that the performance objectives which may be used are generally the same as provided under the Senior Executive Management Incentive Plan, which are Net Income, Pre-tax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity,

Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital and Earnings per Share of Common Stock. The performance objectives will be calculated without regard to any change in accounting standards adopted pursuant to the Financial Accounting Standards Board which will affect a performance objective by ten percent or more.

RESTRICTED SHARE AWARDS

  The Committee may award restricted shares which are subject to conditions including continued employment with the Company. The maximum number of restricted shares which may be awarded under the plan is 800,000 shares.

OTHER AWARDS

  The Plan permits the Committee to make other types of awards, including awards which are based in whole or in part on the value of the Company's common stock, in lieu of making awards in actual shares of stock. The Committee may permit deferral of cash-based awards.

MISCELLANEOUS

  No individual may receive awards for more than 200,000 shares in any calendar year.

  Pursuant to the Plan, the Committee will consist of not less than three directors who are not Officers or employees of the Company, who are not eligible to participate in the Plan. The Plan also authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to the Chief Executive Officer of the Company and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

  Upon the termination of employment of any optionee for any reason, his or her options and any related appreciation rights shall terminate at that time with respect to all shares which were not then purchasable by him or her, provided that the Committee has discretion, where the termination of employment is by reason of death, disability or retirement to make such options and related appreciation rights immediately exercisable or to continue to permit the options to become exercisable in accordance with the terms of the original grant. Any shares in respect of which awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise been returned to the Company shall again be available for awards under the Plan. However, upon surrender of a stock option on exercise of the related appreciation right, the number of shares subject to the surrendered option shall be charged against the maximum number of shares issuable under the plan and shall not be available for future awards.

  The Committee may require that any Federal, state or local withholding tax requirements be satisfied by withholding shares of Common Stock.

  Options and any related appreciation rights and other awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and such options and any related appreciation rights shall be exercisable during the employee's lifetime only by the employee or by his or her guardian or legal representative.

  If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant's name but held by the Company or be retained in book-entry form. In such event the participant will be entitled to receive all dividends and other distributions and shall have voting rights. Stock awards with respect to which the restrictions are not removed shall be forfeited to the Company.

  The Plan provides that in the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation (collectively, a "Restructuring"), any outstanding options under the Plan shall terminate, provided that each optionee has the right immediately prior to such Restructuring to exercise any unexpired option and/or stock appreciation right in whole or in part without regard to the exercise date contained in such option. The number of shares available under the Plan and the price at which shares may be purchased are subject to adjustment in the event of any stock split, stock dividend, combination of shares, reorganization or other change in the structure of the Company, provided, however, the number of shares available under the Plan will not be adjusted to reflect the two-for-one Stock Split approved by the Board of Directors on February 19, 1996. The time within which options and/or stock appreciation rights may be exercised in full shall be accelerated in the event of a "change in control" which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the Common Stock or combined voting power of the Company's outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

  The Plan may be amended by the Board, except that no amendment shall be made without the approval of shareholders which has the effect of increasing the number of shares of stock subject to the Plan, or otherwise materially increasing the benefits accruing to participants under the Plan adversely affecting any rights or obligations with respect to awards previously made. Unless the time for granting awards shall be extended with the approval of shareholders, no awards shall be granted under the Plan after April 15, 2001.

FEDERAL INCOME TAX TREATMENT

  The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, limited stock appreciation rights and stock awards.

  (a) INCENTIVE STOCK OPTIONS. An employee who is granted an Incentive Stock Option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an Incentive Stock Option is a tax preference item and may be subject to the alternate minimum tax.

  In the event of a sale of the shares received upon exercise of an Incentive Stock Option after two years from the date of grant and after one year after the date of exercise (collectively, the "Holding Periods") any appreciation of the shares received above the exercise price should be a capital gain. The highest rate applicable to long term net capital gains is 28 percent. The Company would not be entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option, or with respect to any disposition of such shares after the Holding Periods. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are sold by the employee before the end of the Holding Periods, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee's adjusted basis for the stock. The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

  (b) NON-INCENTIVE STOCK OPTIONS. An employee who is granted a stock option under the Plan that is not an Incentive Stock Option will not be subject to federal tax upon the grant of the option and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory Incentive Stock Option, the excess of the fair market value of the share on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. The Company may claim a tax deduction in the amount of the taxable compensation realized by the employee.

  (c) STOCK APPRECIATION RIGHTS. Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for the Company at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to the Company in the amount of any cash paid or the fair market value of any shares issued or transferred.

  (d) LIMITED STOCK APPRECIATION RIGHTS. The grant of limited stock appreciation rights will not result in taxable income to the recipient or a tax deduction for the Company at the time of grant. The exercise of limited stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to the Company in the amount of any cash paid upon exercise.

  (e) STOCK AWARDS. Stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions will not be subject to federal tax upon grant and the Company will not be entitled to a tax deduction upon grant. Upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and the Company may claim a tax deduction at the same time in the same amount. Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by the Company.

ESTIMATE OF BENEFITS

  The number of awards of stock options, appreciation rights, performance shares, restricted shares and other awards that will be awarded to the Company's Chief Executive Officer, the other four most highly compensated executive officers and the other employees are not currently determinable. Information regarding awards to the Company's named executive officers in 1995 is provided on the Summary Compensation Table, Option/SAR Grants in Last Fiscal Year and Long-Term Incentive Plans -- Awards in Last Fiscal Year tables. In addition, in 1995, 112,600 stock options, 37,500 restricted shares and 109,900 performance shares were granted to all executive officers as a group; 412,950 stock options, 100,850 restricted shares and 283,100 performance shares were granted to all employees. It is the current policy of the Compensation Committee to grant awards of restricted shares and performance shares every three years. Awards were made in 1995 and no awards are expected to be made to the same individuals in 1996 or 1997. Stock options are generally awarded each year.

  As described in the Compensation Committee Report, the Committee makes awards based upon a percentage of an individual's salary midpoint. Consequently, as the price of the Company's Common Stock increases, the number of options, restricted shares and performance shares awarded would decrease. At the time of the 1995 stock option awards on January 3, 1995, the fair market value of the

Company's Common stock was $43.5625, and at the time of the restricted share and performance share awards on February 20, 1995, the fair market value was $44.375. The Company estimates that if the Company's Common Stock were $75 per share, the awards would have been reduced by approximately 40 percent. The closing price of the Company's Common Stock on February 22, 1996 was $75.125.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REAUTHORIZATION OF THE STOCK OPTION PLAN AMENDMENT.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters which may properly be presented to the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

  Under the Company's By-Laws shareholders entitled to vote at the meeting may bring business before the annual meeting if such shareholder provides written notice to, and such notice is received by, the Secretary of the Company generally not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Consequently such notice must be received between January 18 and February 17, 1996. Such notice shall set forth as to each matter a brief description thereof and the reasons for conducting such business at the annual meeting. The notice shall also provide (i) the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal, (ii) the number of shares of each class of stock of the Company owned by such shareholders, and (iii) any material interest of such shareholders in such proposal. See Appendix A for the full text of the relevant section of the By-Laws. This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the annual meeting without having to comply with the notice provisions.

                             SHAREHOLDERS PROPOSALS

  Proposals of shareholders intended to be presented at the 1997 Annual Meeting and which are intended to be included in the proxy statement must be received by the Office of the Secretary, The BFGoodrich Company, 3925 Embassy Parkway, Akron, Ohio 44333-1799 no later than November 3, 1996. The Company suggests that all such proposals be sent by certified mail, return receipt requested.

Dated February 29, 1996                       By Order of the Board of Directors
                                                   Nicholas J. Calise, Secretary

                     PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

                                    BY-LAWS

                             ARTICLE I, SECTION 10

  SECTION 10. (A) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

  (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

  (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting
(a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

  (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

  (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

                            THE B.F.GOODRICH COMPANY

                               STOCK OPTION PLAN

  1. PURPOSE. The purpose of the Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of the Company. In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, common stock, and/or other incentive awards may be granted in accordance with the provisions of this Plan.

  2. ADMINISTRATION. The Plan is to be administered by the Compensation Committee or any successor committee (the "Committee") of the Board of Directors of the Company. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan. The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

  The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make awards under the Plan with respect to not more than ten percent of the shares authorized under the Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make awards to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

  3. SHARES AVAILABLE FOR THE PLAN. An aggregate of 3,200,000 shares of common stock of the Company shall be available for delivery pursuant to the provisions of the Plan. Such shares may be either authorized but unissued shares or treasury shares. Any shares awarded under the Plan which are not issued or otherwise are returned to the Company, whether because awards have been forfeited, lapsed, expired, been canceled, withheld to satisfy withholding tax obligations or otherwise, shall again be available for other awards under the Plan. However, upon surrender of a stock option or exercise of any related stock appreciation right, the number of shares subject to the surrendered option shall be charged against the maximum number of shares issuable under the Plan and shall not be available for future awards.

  4. LIMITATION ON AWARDS. No individual employee may receive awards under this Plan with respect to more than 200,000 shares in any calendar year.

  5. TERM.  No awards may be made under this Plan after April 15, 2001.

  6. ELIGIBILITY. Awards under the Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation of which more than 50% of the voting stock is owned by the Company. Directors who are not full-time employees are not eligible to participate.

  7. STOCK OPTIONS. The Committee may in its discretion from time to time grant to eligible employees options to purchase, at a price not less than 100% of the fair market value on the date of grant (the "option price"), common stock of the Company, subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization, nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

  The Committee, at the time of granting to any employee an option to purchase shares or any related stock appreciation right or limited stock appreciation right under the Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or any other statutory stock option that may be permitted under the Internal Revenue Code from time to time, provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) in the case of options designated as incentive stock options (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of stock optioned to an employee (determined at time of grant) under this plan or any other plan of this Company and its subsidiaries with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year shall be limited to $100,000 (unless such Section 422 limit is revised, then in conformance with such revision) and
(iii) in case of any other statutory stock option permitted under the Internal Revenue Code, then in accordance with such provisions as in effect from time to time.

  Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions, including but not limited to provisions for the exercise of options in installments, the time limits during which options may be exercised, and in lieu of payment in cash, the exercise in whole or in part of options by tendering common stock of the Company owned by the employee, valued at the fair market value on the date of exercise or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of common stock for all or part of the option price, including limitations on the pyramiding of shares.

  8. STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant stock appreciation rights and limited stock appreciation rights (as hereinafter described) in connection with any stock option, either at the time of grant of such stock option or any time thereafter during the term of such stock option. Except for the terms of this Plan with respect to limited stock appreciation rights, each stock appreciation right shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of stock appreciation rights or limited stock appreciation rights shall be reduced not only by the number of appreciation rights exercised but also by the number of shares purchased upon the exercise of a related option. A related stock option shall cease to be exercisable to the extent the stock appreciation rights or limited stock appreciation rights are exercised. Upon surrender to the Company of the unexercised related stock option, or any portion thereof, a stock appreciation right shall entitle the optionee to receive from the Company in exchange therefor (a) a payment in stock as determined below, or (b) to the extent determined by the Committee, the cash equivalent of the fair market value of such payment in stock on the exercise date had the employee been awarded a payment in stock instead of cash, or any combination of stock and cash. The number of shares which shall be issued pursuant to the exercise of stock appreciation rights shall be determined by dividing (1) the total number of stock appreciation rights being exercised multiplied by the amount by which the fair market value of a share of common stock of the Company on the exercise date exceeds the option price of the related option, by (2) the fair market value of a share of common stock of the Company on the exercise date. No fractional shares shall be issued.

  The grant of limited stock appreciation rights will permit a grantee to exercise such limited stock appreciation rights for cash during a sixty-day period commencing on the date on which any of the events described in the definition of Change of Control occurs, each of which events shall hereinafter be known as a "Change in Control Event." Notwithstanding the foregoing, however, if the Change in Control Event occurs within six months after the date on which limited stock appreciation rights were granted, then the sixty-day period during which such limited stock appreciation rights may be exercised for cash shall commence six months after the date on which the limited stock appreciation rights were granted. The amount of cash received upon the exercise of any limited stock appreciation rights under either of the preceding two sentences shall equal the excess, if any, of the fair market value of a share of the Company's common stock on the date of exercise of the limited stock appreciation rights, over the option price of the stock option to which the limited stock appreciation rights relate.

  9. PERFORMANCE SHARE AWARDS. The Committee may make awards in common stock subject to conditions established by the Committee which may include attainment of specific performance objectives ("Performance Share Awards"). Performance Share Awards may include the awarding of additional shares upon attainment of the specified performance objectives.

  10. PERFORMANCE OBJECTIVES. Performance objectives that may be used under the Plan include Net Income, Pretax Income, Consolidated Operating Income, Segment Operating Income, Return on Equity, Operating Income Return on Net Capital Employed, Return on Assets, Cash Flow, Working Capital and Earnings per Share of Common Stock of the Company (the "Performance Objectives"). The Performance Objectives shall be calculated without regard to any change in accounting standards adopted pursuant to the Financial Accounting Standards Board after the goal for a Performance Objective is adopted which will affect the performance measure by 10 percent or more.

  11. RESTRICTED SHARES. The Committee may make awards in common stock subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries. The maximum number of Restricted Shares that may be awarded under the plan shall be 400,000 shares.

  12. OTHER AWARDS. The Committee may make awards authorized under this Plan in Units, the value of which is based, in whole or in part, on the value of the Company's common stock, in lieu of making such awards in common stock. The Committee may provide for the deferral of cash-based awards under such terms and conditions as in its discretion it deems appropriate.

  13. FAIR MARKET VALUE. For all purposes of this Plan the fair market value of a share of stock shall be the mean of the high and low prices of the Company's common stock on the relevant date as reported on the New York Stock
Exchange -- Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

  14. TERMINATION OF EMPLOYMENT. Upon the termination of employment of any employee for any reason, his or her options and any related appreciation rights shall terminate at that time with respect to all shares which were not then purchasable by him or her, provided, however, that if the termination of employment is by reason of death, disability or retirement the Committee may in its sole discretion provide that such options and related appreciation rights shall not terminate upon death, disability or retirement and may become immediately exercisable or continue to become exercisable in accordance with the terms of the original grant.

  15. ASSIGNABILITY. Options and any related appreciation rights and other awards granted under this Plan shall not be transferable other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time.

  16. CORPORATE REORGANIZATION. The number and kind of shares authorized for delivery under the Plan and the price at which shares may be purchased may be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the structure of the Company or the nature of the shares of the Company. The determination of what adjustments, if any, are appropriate shall be made in the discretion of the Board of Directors or the Committee.

  In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its common stock receive securities of another corporation, any outstanding options hereunder shall terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets or reorganization in which the Company is not the surviving corporation or any merger in which the Company is the surviving corporation but the holders of its common stock receive securities of another corporation, to exercise any unexpired option and/or stock appreciation right in whole or in part without regard to the exercise date contained in such option. Nothing herein contained shall prevent the assumption and continuation of any outstanding option or the substitution of a new option by the surviving corporation.

  17. COMMITTEE'S DETERMINATION. The Committee's determinations under the Plan including without limitation, determinations of the employees to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by it selectively among employees who receive, or are eligible to receive awards or grants under the Plan whether or not such employees are similarly situated.

  18. LEAVE OF ABSENCE OR OTHER CHANGE IN EMPLOYMENT STATUS. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by an employee or any other change in employment status, such as a change from full time employment to a consulting relationship, of an employee relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on awards under the Plan theretofore made to any employee who takes such leave of absence or otherwise changes his or her employment status.

  19. WITHHOLDING TAXES. The Committee shall have the right to require any Federal, state or local withholding tax requirements to be satisfied by withholding shares of common stock or other amounts which would otherwise be payable under the Plan.

  20. RETENTION OF SHARES. If shares of common stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the employees' names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the employees, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular awards. In either event, each employee shall have the right to receive all dividends and other distributions made with respect to such awards registered in his or her name and shall have the right to vote or execute proxies with respect to such registered shares.

  21. FORFEITURE OF AWARDS. Any awards or parts thereof made under this plan which are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of common stock issued shall revert to the Treasury of the Company.

  22. CONTINUED EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such employee.

  23. CHANGE IN CONTROL. For purposes of the Plan, a Change in Control shall mean:

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (ii) During any period of two consecutive years, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

  (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

  (iv) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

  24. EFFECT OF CHANGE IN CONTROL. Options and any related appreciation rights that are not then exercisable shall become immediately exercisable in the event of a Change in Control. The Committee may make such provision with respect to other awards under this Plan as it deems appropriate in its discretion.

  25. COMPLIANCE WITH LAWS AND REGULATIONS. Notwithstanding any other provisions of the Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

  26. AMENDMENT. The Board of Directors of the Company may alter or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, provided however, that no amendment shall be made without the approval of the shareholders which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization), but no such action shall adversely affect any rights or obligations with respect to awards previously made under the Plan.

        BFGOODRICH
--------------------------------------------------------------------------------

                                                          [BFGoodrich Logo]



February 29, 1996


To our Shareholders:

The Annual Meeting of Shareholders will be held in the Knickerbocker Suite, on the third floor of The New York Helmsley Hotel, 212 East 42nd Street, New York, New York on Monday, April 15, 1996, at 10:30 A.M.

The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as independent auditors and the proposal to approve reauthorization of the Stock Option Plan. To hear a recorded summary about the Annual Meeting of Shareholders and voting results, please call our new information service, Shareholder Direct, at 1-800-BFG-5987 on or after April 16.

It is important that your shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly sign, date and return your proxy in the enclosed postage-paid envelope.

Sincerely,

/s/ John D. Ong

John D. Ong
Chairman of the Board
and Chief Executive Officer


                        PLEASE DETACH PROXY CARD HERE

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          [     ]
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THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR PROPOSALS 1,2, AND 3
1. ELECTION OF DIRECTORS     FOR all nominees   [ X ]    WITHHOLD AUTHORITY to vote    [ X ]    EXECEPTIONS (as marked    [ X ]
                             listed below                for all nominees listed below          to the contrary below)

   Jeanette Grasselli Brown, David L Burner, George A. Davidson, Jr., James J. Glasser, Thomas H. O'Leary, John D. Ong, Richard
   de J. Osborne, Joseph A. Pichler, Alfred M. Rankin, Jr., Ian M. Ross, D. Lee Tobler, William L. Wallace and A. Thomas Young.
   INSTRUCTION: To withhold authority to vote for any individual nominee mark the "Exceptions" box and write that nominee's name on the space provided below.
   *EXCEPTIONS _______________________________________________________________________________________________________________

2. Approval of Ernst & Young LLP as auditors.                     3. Approval of the Reauthorization of Stock Option Plan.

   FOR  [ X ]   AGAINST  [ X ]   ABSTAIN  [ X ]                      FOR  [ X ]   AGAINST  [ X ]   ABSTAIN  [ X ]

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION
IS MADE,  THIS PROXY WILL VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.              Change of Addresss and/or
                                                                                                  Comments Mark Here       [ X ]


                                                               Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                               Dated: ____________________________________________, 1996

                                                               _________________________________________________________
                                                                                     Signature
                                                               _________________________________________________________
                                                                                     Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE        VOTES MUST BE INDICATED
ENCLOSED ENVELOPE.                                             (X) IN BLACK OR BLUE INK.   [ X ]
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                                                      THE BFGOODRICH COMPANY
                                                             P R O X Y

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes John D. Ong and Nicholas J. Calise, or either of them, with full power of substitution, to represent the undersigned and vote all Common Stock of THE BFGOODRICH COMPANY which the undersigned would be entitled to vote at the
Annual Meeting of Shareholders of the Company to be held on April 15, 1996, and at any adjournment thereof, as indicated and in their discretion upon other matters as may properly come before the meeting.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES
IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN
AND RETURN THIS CARD.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2 AND 3.

     This card also constitutes your voting instructions for any and all shares held of record by The Bank of New York for your account in the Company's Dividend Reinvestment Plan.

     Please sign on the reverse side of this card and return it promptly in the enclosed return envelope to The Bank of New York,
Proxy Department, New York, NY 10203-0029.

                                                                         THE BFGOODRICH COMPANY
                                                                         P.O. BOX 11029
                                                                         NEW YORK, N.Y. 10203-0029

                                                                         (Continued, and to be signed and dated, on reverse side.)

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